UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2012, the Board of Directors (the “Board”) of CryoPort, Inc. (the “Company”) elected Mr. Jerrell W. Shelton to the Board.

Mr. Shelton, who is 67 years old, served on the Board of Directors and standing committees of Solera Holdings, Inc. from April 2007 through November 2011. From June 2004 to May 2006, Mr. Shelton was the Chairman and CEO of Wellness, Inc., a provider of advanced, integrated hospital and clinical environments. Prior to that, he served as CEO of IBM’s WebFountain. From October 1998 to October 1999, Mr. Shelton was Chairman, President and CEO of NDC Holdings II, Inc. Between October 1996 and July 1998, he was President and CEO of Continental Graphics Holdings, Inc. And from October 1991 to July 1996, Mr. Shelton served as President and CEO of Thomson Business Information Group.

Mr. Shelton has a B.S. in Business Administration from the University of Tennessee and an M.B.A. from Harvard University.

Mr. Shelton currently serves on the Advisory Board of Directors and the Nominating and Stewardship committee of the Smithsonian Institution Libraries.

The Board concluded that Mr. Shelton should serve as a director on our Board in light of his strong strategic and operating experience and success in building and managing successful companies in very competitive industries.

There have been no related party transactions between Company and Mr. Shelton, and there were no arrangements or understandings between Mr. Shelton and any other person pursuant to which he was selected as a director.

Mr. Shelton is not a party to and does not currently participate in any material Company plan, contract, or arrangement. As non-employee director he will participate in the Company’s director compensation plan governed by the Compensation Committee. Upon his appointment, Mr. Shelton received an option to purchase 100,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the day of his election, which vests monthly over one year. In addition, as non-employee director, Mr. Shelton will receive cash compensation in the amount of $40,000 annually.

A copy of the press release announcing Mr. Shelton’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2012, the Board of Directors of the Company approved and adopted amendments to its Bylaws and restated them in full (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws (i) increase the total number of authorized directors to four (4), (ii) provide for the use of electronic transmissions for notices of meetings and written consents, and (iii) make certain other changes to make the Company’s Bylaws consistent with current Nevada law.

The foregoing description is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.2 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws

99.1	Press Release dated October 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: October 23, 2012	By:	/s/ Robert S. Stefanovich
Robert S. Stefanovich
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws

99.1	Press Release dated October 22, 2012